AGREEMENT

     THIS AGREEMENT, made and entered into in Las Vegas, Nevada sets forth the plan of reorganization as of the 21st day of August, 1997, by and between BONITO INDUSTRIES, INC., a Nevada corporation, herein called "PURCHASER", and EURO-AMERICAN GMBH and LABOSERVE GMBH, corporations organized under the laws of German, hereinafter jointly called "SELLER".

PLAN OF REORGANIZATION

     This plan of reorganization shall be a reorganization within the meaning of IRC (1987), Section 368(a)(1)(B) as amended. PURCHASER shall acquire 100% of all right, title and interest, in the license and distribution agreement between Pace Corp. (Licensor) and Laboserv (Licensee) dated 06/23/97 and attached hereto as Exhibit 1, by the shareholders of SELLER in exchange solely for a part of PURCHASER'S voting common stock. It is understood and agreed by the parties that the transaction contemplated herein is termed a "shell transaction" or reverse merger/acquisition, the purpose of which is to provide a public trading market for the shares of PURCHASER/SELLER once the acquisition transaction is completed.

AGREEMENT

     In order to consummate the foregoing plan of reorganization and in consideration of the mutual benefits to be derived therefrom and the mutual agreements hereinafter contained, PURCHASER and SELLER approve and adopt this agreement and plan of reorganization effective the closing date of August 22, 1997, and mutually covenant and agree with each other as follows:

SHARES TO BE TRANSFERRED AND SHARES TO BE ISSUED

     On the closing date, set herein to be August 22, 1997, PURCHASER shall issue 3,000,000 shares of PURCHASER'S common stock bearing a restrictive legend. As of the date hereof, there are issued and outstanding one million (1,000,000) shares of common stock. It is understood by SELLER that PURCHASER is presently authorized to issue 100,000,000 shares of common stock. SELLER/PURCHASER agree that there will be no reorganizations, recapitalizations, reverse stock splits which would have a dilutive effect on the public shareholders for a period of 18 months from the execution of this Agreement.

     In exchange for PURCHASER'S stock being issued to SELLER as above described, SELLER shall on the closing date and contemporaneously with such issuance of PURCHASER'S common stock deliver to PURCHASER 100% of the outstanding common stock of SELLER.

     All negotiations relative to this agreement and the transactions contemplated hereby have been conducted with the assistance of CAPITAL GENERAL CORPORATION who is acting as a broker, finder and consultant on behalf of both PURCHASER and SELLER. Both PURCHASER and SELLER agree to hold harmless and indemnify CAPITAL GENERAL CORPORATION from any and all claim, demand, cause of action or suit raised or filed in connection with the operation or promotion of PURCHASER and/or SELLER and the trading of PURCHASER/SELLER's shares.

REPRESENTATIONS AND WARRANTIES OF SELLER

     To the best knowledge of the parties, no representation or warranty by PURCHASER in this agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by or on behalf of SELLER to this agreement, nor any document or certificate delivered to PURCHASER pursuant to this agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statement contained therein not misleading.

     SELLER understands and agrees that PURCHASER is without substantial assets or liabilities and with its public shareholders is thus defined herein as a public "shell" corporation. SELLER understands and agrees that PURCHASER is a "shell" corporation and makes no claim on any assets owned by PURCHASER previous to the closing contemplated herein.

     There are no legal, administrative or other proceedings, or other claims, judgments, injunctions or restrictions, either threatened, pending or outstanding against or involving PURCHASER or SELLER which are known, or which they have reasonable grounds to know, of any basis for any such proceedings, or other claims, judgments, injunctions or restrictions, except as in the Prospectus attached hereto as Exhibit B and made a part of this Agreement or otherwise disclosed herein. Specifically, a "Complaint and Order Denying Exemptions and to Cease and Desist in the Matter of Capital General Corporation, David Rex Yeaman et al. filed by the State of New Jersey in January, 1994. This matter was resolved as disclosed in the Company's Form 10-Q/A filing with the SEC dated November 28, 1994. Also, on February 8, 1996, David R. Yeaman, formerly Secretary/Treasurer and a Director of the Company was charged in the U.S. District Court for the Eastern District of Pennsylvania with conspiracy, wire fraud and fraud in the offer, purchase and sale of securities, in violation of 18 U.S.C. Sec., 2, 371 and 1343, 15 U.S.C. Sec. 77q(a), 77x, 78j(b) and 78ff,
and 17 C.F.R. Sec. 240.10b-5 (1986); and, that, on April 16, 1997, Mr. Yeaman was convicted of one count of conspiracy, five counts of wire fraud and three counts of securities fraud; and, that while Mr. Yeaman has resigned his affiliation with Bonito Industries, Inc., Yeaman Enterprises and Capital General Corporation, it is contemplated that he will provide assistance as may be necessary for an orderly transition of their affairs and he may continue to be deemed an affiliate of the Company by virtue of his familial and historical relationships with the Company, its shareholders, officers and directors.

     However, SELLER acknowledges and represents that he is aware of the risks of being a public company and understands and agrees that regulatory efforts regarding public shell transactions similar to the transaction contemplated herein has been and is currently being exerted by some states, the U.S. Securities and Exchange Commission and the National Association of Securities Dealers, Inc. (NASD). PURCHASER agrees to provide any supplemental information which may be requested by SELLER relating to any matter discussed herein or in the Prospectus attached hereto as Exhibit B. PURCHASER/SELLER understands and agrees that once this transaction is completed, it will be a public company subject to the extensive, complex state, federal and NASD securities regulations incumbent on public companies. In particular, the parties understand and agree that a Form 8-K must be filed with the United States Securities and Exchange Commission within fifteen days after closing which filing requires that audited financial statements be filed within sixty days after the filing of the 8-K and that such responsibility shall not be the responsibility of Capital General Corporation, its officers, directors or employees nor the existing officers of PURCHASER, but the sole responsibility of the new officers and directors of PURCHASER.

     SELLER acknowledges that they have carefully evaluated their financial resources and investment position and the risks associated with this transaction and acknowledges that they are able to bear the economic risks of this transaction. SELLER further acknowledges that their knowledge and experience in financial and business matters in general, and investments in particular, qualifies them as sophisticated investors, and therefore capable of evaluating the merits and risks of this transaction.

     SELLER acknowledges receipt of a copy of the Prospectus dated June 30, 1993, which is attached hereto as Exhibit B and made a part of this Agreement, setting forth the relevant terms, conditions and disclosures of PURCHASER, as well as such other information as SELLER deems necessary or appropriate as a prudent sophisticated and knowledgeable investor in evaluating the acquisition of PURCHASER'S shares and making this Agreement. SELLER has carefully read the Prospectus, including particularly the portion thereof entitled "Risk Factors" and acknowledges that PURCHASER has made available the opportunity to obtain additional information to verify the accuracy of the information contained in the Prospectus and to evaluate the merits and risks of this transaction. SELLER acknowledges that they have had the opportunity to ask questions of PURCHASER and CAPITAL GENERAL and have received satisfactory answers from PURCHASER, CAPITAL GENERAL, or its affiliates, associates or employees concerning the terms and conditions of this transaction and the information in the Prospectus.

     SELLER covenants and warrants that the shares of common stock of PURCHASER to be received by them pursuant to this agreement are being acquired for their own account and for investment and not with the present view toward the sale or distribution in the United States thereof and will not be disposed of except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended, or (ii) another transaction, which, in the opinion of counsel acceptable to PURCHASER, is exempt from registration under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. In order to effectuate the covenants of this paragraph, an appropriate endorsement will be placed on the certificates for shares of common stock of PURCHASER delivered to SELLER pursuant to this agreement and stop transfer instructions shall be placed with the transfer agent for the securities.

     SELLER is aware that the shares distributed to him will not have been registered pursuant to the Securities Act of 1933, as amended; and, therefore, under current interpretations and applicable rules, particularly Rule 144 and Regulation S, he will probably have to retain such shares for a period of at least one (1) year and at the expiration of such one-year period his sale may be confined to brokerage transactions of limited amounts requiring a notification filing on Form 144 with the Securities and Exchange Commission and such disposition may be available only if the PURCHASER is current in his filings with the Securities and Exchange Commission and SELLER is aware of Rule 144 issued by the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the other limitations imposed thereby on their disposition of PURCHASER'S shares.

     SELLER is aware that there can be no assurance regarding the individual tax consequences of this transaction, nor can there be any assurance that the Internal Revenue Code or the regulation promulgated thereunder will not be amended in such manner as to deprive SELLER of any tax benefit that might otherwise be received. SELLER is relying upon the advice of their personal tax advisor with respect to the tax aspects of this transaction.

     SELLER acknowledges that it is his responsibility to comply with the appropriate state and federal securities laws, as well as NASD rules and regulations, particularly secondary trading requirements. SELLER agrees to list PURCHASER in either Moody's Investor Services or Standard and Poors, exempting secondary trading of PURCHASER'S stock in those states providing for such secondary trading exemption.

REPRESENTATIONS AND WARRANTIES OF PURCHASER

     To the knowledge of the officers of PURCHASER, PURCHASER is not a party to nor bound by any agreement, deed, lease, power of attorney or other instrument other than which is herein disclosed. PURCHASER has executed an Agreement with National Stock Transfer, Inc., a transfer agency company affiliated with CAPITAL GENERAL CORPORATION. A copy of this agreement is available for inspection by SELLER.

     PURCHASER represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada and that the execution and performance of this agreement and the issuance of stock contemplated hereby have been authorized by the board of directors of PURCHASER. The shares of PURCHASER'S common stock to be delivered pursuant to this agreement, when so delivered, will have been duly and validly authorized and issued by PURCHASER and will be fully-paid and nonassessable.

     SELLER hereby further acknowledges and agrees that no representations or warranties have been made by PURCHASER or CAPITAL GENERAL CORPORATION as to the benefits to be derived by SELLER in completing this transaction. It is expressly understood and agreed that neither CAPITAL GENERAL CORPORATION nor PURCHASER or its officers or agents have made any warranty or agreement, expressed or implied, as to the tax or securities consequences of the transactions contemplated by this agreement or the tax or securities consequences of any action pursuant to or growing out of this agreement.

ACTIONS PRIOR TO CLOSING

     SELLER shall duly comply with all applicable laws as may be required for the valid and effective transfer of property, assets and business contemplated by this agreement.

     The representations and warranties made by PURCHASER in this agreement or given on its behalf hereunder shall be substantially accurate in all material respects on and as of the closing date with the same effect as though such representations and warranties had been made or given on and as of the closing date.

     SELLER shall perform and comply with all its obligations under this agreement which are to be performed and complied with by it prior to or on the closing date including the delivery of its documents specified herein.

     This Agreement shall have been approved by the boards of directors of both PURCHASER and SELLER.

LAW GOVERNING

     It is understood and agreed that all communications, negotiations, meetings, agreements and understandings relative to this Agreement have taken place in or from the state of Nevada or the state of Washington. NO communications, offerings, proposals or other forms of negotiations have been conducted in or from the state of Utah. This agreement may not be modified or terminated orally, and shall be construed and interpreted according to the laws of the State of Nevada and enforced in its courts.

     Any and all disputes and controversies of every kind and nature between the parties hereto arising out of or relating to this Agreement relating to the existence, construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation, breach, continuance or termination thereof shall be subject to an arbitration mutually agreeable to the parties or, in the absence of such mutual agreement, then subject to arbitration in accordance with the rules of the American Arbitration Association. It is the intent of the parties hereto and the purpose of this provision to make the submission to arbitration of any dispute or controversy arising hereunder an express condition precedent to any legal or equitable action or proceeding of any nature whatsoever.

ASSIGNMENT, AMENDMENT AND MODIFICATION

     This agreement shall not be assigned by any party without the written consent of the other. PURCHASER and SELLER may amend, modify and supplement this agreement in such manner as may be agreed upon by them in writing.

TERMINATION AND ABANDONMENT

     This agreement may be terminated and the transactions provided for by this agreement may be abandoned without liability on the part of any party to any other, at any time before the closing date by mutual consent of PURCHASER and SELLER. In the event of termination and abandonment by any party as herein provided, written notice shall forthwith be given to the other party, and each party shall pay its own expenses incident to preparation for the consummation of this agreement and the transactions contemplated hereunder. In the event that this Agreement has not been completed by the closing date or within thirty days thereafter, this Agreement and the transactions contemplated hereby shall be deemed to have been abandoned and neither party shall be under any further obligation to the other. In the event of such termination or abandonment, SELLER shall forfeit any deposits, payments or other consideration tendered in connection with the execution of this Agreement, unless otherwise expressly provided herein.

NOTICES

     All notices, requests, demands and other communications hereunder shall be deemed to have been duly given, if delivered by hand or mailed, certified or registered mail with postage prepaid:

                  (a)  If to PURCHASER:
                  1800 E. Sahara, Suite 107
                  Las Vegas, Nevada  89104

                  (b)  If to SELLER:
                  c/o Axel J. Kutscher
                  Muensterstrasse 306
                  40470 Dusseldorf, Germany

ENTIRE AGREEMENT

     This instrument embodies the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein. Any announcements, amendments or modifications shall be set forth in writing and approved by the parties hereto.

     This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

FURTHER DOCUMENTS

     PURCHASER and SELLER agree to execute any and all other documents and to take such other action or corporate proceedings as may be necessary or desirable to carry out the terms hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed all as of the day and year first above written.

                           BONITO INDUSTRIES, INC. ("PURCHASER")



                           /S/ Krista Nielson
                           -------------------------------------
                           By: Krista Nielson, President



                           EURO-AMERICAN GMBH ("SELLER")


                           /S/ Axel J. Kutscher
                           -------------------------------------
                           By: Axel J. Kutscher, Vice President


                           LABOSERVE GMBH ("SELLER")


                           /S/ Axel J. Kutscher
                           -----------------------------------------
                           By:   Axel J. Kutscher, Authorized Agent

                                    EXHIBIT 1

                                    AGREEMENT
         Between

     PACE Diagnostics, Inc. an Ontario Corporation having its principal place of business at 120 W. Beaver Creek Road, Unit 16, Richmond Hill, Ontario, Canada 48 11.2

     - hereinafter referred to as PACE -

     and

     Laboserv s.r.1., a limited corporation duly organized under the law of the Republic of San Marino having its principal place of business at Via C. Canto N
18.47081 Rep. di San Marino

     - hereinafter referred to as Laboserv -

                                   Appointment

     (1) PACE hereby appoints Laboserv as its sole and exclusive distributor for the sale of the HIV-Logic Test (hereinafter referred to as Product) within the Territory as defined herein. The distribution rights are personal and may not be reassigned without the written approval of PACE. Such approval shall not be unreasonably withheld.

     (2) PACE shall sell directly to Laboserv but may ship to locations specified by Laboserv. Orders shall be at least 50,000 tests.

     (3) Laboserv shall not act as an agent of PACE or make any representation on behalf of PACE.

     (4) PACE reserves the right to make changes to the Product but guarantees that these will always be improvements and further guarantees that all such improvements will be in product sold to Laboserv.

     (5) Laboserv shall not sell the Product outside of the defined Territory unless Laboserv has the written permission of PACE.

     (6) During the term of this Agreement and for a period of one (1) year after its termination Laboserv shall not sell any other HIV test.

     (7) PACE warrants that it has the authority to make this appointment and further warrants that it has no knowledge of any impediments to this action.

                                    Territory

     The Territory shall include: all of the countries normally referred to as being in Europe and shall also include Russia.

                                    Trademark

     (1) Laboserv shall have the right to use the trademark HIV Logic within the Territory.

     (2) PACE shall indemnify Laboserv against any legal challenges arising out of his use of the trademark.

     (3) Laboserv may also register other trademarks for the Product and shall indemnify PACE against any and all legal costs arising out of these trademarks. Upon termination of this Agreement all such trademarks shall become the property of PACE.

                                   Patents

     PACE warrants that the Product is covered by US and European patents and shall indemnify Laboserv against any legal challenges to these patents.

                                    Delivery

     PACE warrants that it can deliver at least 250,000 tests per month and that deliveries shall be made within four (4) to six (6) weeks after receipt of an order from Laboserv.

                               Pricing and Payment

     See Appendix A Attached.

                                   Warranties

     (1) PACE warrants that the Product shall be free from all defects in materials and workmanship and shall be fit for the purpose for which it was designed. No other claims are made.

     (2) Laboserv warrants that it shall hold PACE harmless from any and all claims arising out of any actions initiated by Laboserv.

                                    Duration

     (1) The Agreement shall become effective on the date of signature by both parties and shall remain in effect for a period of five (5) years with an option to renew for a further five (5) years. If either side does not wish to renew the Agreement, then at lest six months notice in writing shall be given to the other party prior to its expiration.

     (2) If sales, at the end of 1998, are less than 500,000 tests then PACE reserves the right to renegotiate this Agreement.

     (3) Minimum sales to retain exclusivity shall be negotiated during the fourth calendar quarter of each year.

                                  Renunciation

     The non-compliance of either of the parties at any time with one of the clauses of this Agreement, or the failure to exercise any right provided for in the Agreement, or the failure at any time to demand the performance of the other part in respect of this Agreement or any of the provisions, will not under any circumstances affect the validity of this Agreement nor the right of the other party to ensure compliance with the provisions.

     The renunciation of a provision, condition or requirement whatsoever of this Agreement, on one or more occasions, by either of the parties, will not constitute a renunciation of any future obligation to fulfill said provision, condition or requirement in respect of this Agreement.

                                     Default

     If either party shall fail to perform or defaults in the performance or non-performance of any material provision of this Agreement, and if such failure or default shall continue for ninety (90) days after written notice thereof to the defaulting party, during which time the parties will cooperate in good faith to solve the situation, then the non-defaulting party may terminate this Agreement forthwith on notice to the other party.

                                  Force Majeure

     No liability shall result to either party from delays in performance or non-performance caused by circumstances beyond the control of the party affected, including, but not limited to acts of God, fire, flood, explosion, war, or action or request by government authority.

                                 Confidentiality

     During the term of this Agreement, PACE and Laboserv shall treat all confidential information received from the as exclusive property of the other party and each party agrees not to disclose or use any such information to any third party without first obtaining the other party's consent.

                                     Notice

     Any notice or communication authorized or required to be given hereunder or for the purpose hereof shall be duly given if sent by prepaid registered post and sent to the registered office to the other party hereto.

                                  Governing Law

     (1) This Agreement shall be construed under the Laws of the Province of Ontario, Canada.

     (2) Any dispute, controversy or claim arising out of, or relating to this Agreement, or the termination or validity thereof shall be settled through bona fide negotiations between the parties, but should the parties be unable to resolve such disputes then the matter shall be referred to arbitration in accordance with the International Rules of Conciliation and Arbitration of the Zurich Chamber of Commerce.

     (3) Should no acceptable remedies from this process, the matter shall proceed to litigation in the Province of Ontario, Canada.

     (4) All stipulations contained in this Agreement shall be so construed as not to infringe the provisions of any laws; but if any such stipulation does infringe the provision of any law the same shall be deemed to be void and severable. In such event, invalid stipulations shall be suitable amended to maintain the economic intentions of the parties hereto.

     (5) Modifications and amendments to this Agreement shall be effective only in the form of written instruments duly executed by both parties.

     In witness whereof, the parties have caused this Agreement to be executed by their duly authorized representatives.

PACE Diagnostics Inc.                        Laboserv s.r.l.


/S/ Dr. Jeremy Clapp                         /S/ C. Galbucci
-------------------------                    --------------------------------
By:   Dr. Jeremy Clapp                       By: C. Galbucci